                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                -----------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                            DAYTON HUDSON CORPORATION
             (Exact name of Registrant as specified in its charter)

            Minnesota                                           41-0215170
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

         777 Nicollet Mall
        Minneapolis, Minnesota                                 55402-2055
(Address of Principal Executive Offices)                       (Zip Code)

                            DAYTON HUDSON CORPORATION
                        LONG-TERM INCENTIVE PLAN OF 1999
                            (Full title of the plan)

                Stephen C. Kowalke, Vice President and Treasurer
                            Dayton Hudson Corporation
                                777 Nicollet Mall
                        Minneapolis, Minnesota 55402-2055
                     (Name and address of agent for service)

                                 (612) 370-6730
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


----------------------- --------------------- -------------------- --------------------- --------------------
                                                   Proposed              Proposed
       Title of                Amount          Maximum Offering          Maximum              Amount of
   Securities to be            to be          Price Per Share(1)        Aggregate           Registration
      Registered             Registered                             Offering Price(1)            Fee
----------------------- --------------------- -------------------- --------------------- --------------------
    Common Stock,
        $.1667
      par value              22,000,000            $ 57.59375             $1,267,062,500           $352,243.38
      (including               Shares               ---------              -------------            ----------
   preferred shares
   purchase rights)
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, based on the average of the high and low sale prices per share of the Registrant's Common Stock as reported on New York Stock Exchange consolidated transactions composite tape on August 31, 1999.


                                       1

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                                     PART I

Pursuant to the Note to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, previously filed (File No. 1-6049) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange
Act of 1934 (the "Exchange Act"), are, as of their respective dates, incorporated in this Registration Statement by reference and made a part hereof:

(1)      The Annual Report on Form 10-K of Dayton Hudson Corporation (the
         "Company") for the fiscal year ended January 30, 1999;

(2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 1999;

(3)      The Company's Current Report on Form 8-K filed April 15, 1999;

(4) The description of the Company's Common Stock contained in a registration statement filed pursuant to the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(5) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual
         Report referred to in (1) above.

All documents filed by the Company with the Commission pursuant to Section
13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota
Business Corporation Act (the "Corporation Act"). Section 302A.521 of the
Corporation Act provides, in substance, that unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made party to a proceeding by reason of his or her official capacity against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met.
These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner they reasonably believed was in the best interests of the corporation or, in certain limited circumstances, not opposed to the best interests of the corporation. The determination as to eligibility for indemnification is made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceedings under consideration, by special legal counsel, by the shareholders who are not parties to the proceedings or by a court.

The company also maintains a director and officer insurance policy which insures the company and its directors and officers against damages, judgments, settlements and costs incurred by reason of certain acts of such persons in their capacities as directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.


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

ITEM 8. EXHIBITS.

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

     EXHIBIT                              DESCRIPTION
     -------                              -----------
      (3)A.       Restated Articles of Incorporation (as amended April 30,
                  1998). Incorporated by reference to Exhibit (3)A. to
                  Registrant's Form 10-Q Report for the quarter ended May 2,
                  1998.

      (3)B. By-laws (as amended through November 11, 1998). Incorporated by reference to Exhibit (3)(ii). to Registrant's Form 10-Q
                  Report for the quarter ended October 31, 1998.

       4.3        Dayton Hudson Corporation Long-Term Incentive Plan of 1999.
                  Incorporated by reference to Registrant's Form 10-Q Report for the quarter ended May 1, 1999.

        5 Opinion of Timothy R. Baer as to the legality of the common stock offered pursuant to the stock option plan referred to herein.

       23.1       Consent of Independent Auditors.

       23.2 Consent of Timothy R. Baer, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

        24        Powers of Attorney.

ITEM 9. UNDERTAKINGS.

A.       POST-EFFECTIVE AMENDMENTS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;


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

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

B.       SUBSEQUENT DOCUMENTS INCORPORATED BY REFERENCE.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       CLAIMS FOR INDEMNIFICATION.

         Insofar as indemnification by the registrant for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and the State of Minnesota, on the 31st day of August, 1999.

                                  DAYTON HUDSON CORPORATION

                                  By /s/ James T. Hale
                                    -------------------------------------------
                                          James T. Hale
                                          Senior Vice President, General Counsel
                                           and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 31st day of August, 1999, by the following persons in the capacities indicated:

/s/ Bob Ulrich                       Chairman of the Board and Chief Executive
------------------------------       Officer (Principal Executive Officer)
Bob Ulrich

/s/ Douglas A. Scovanner             Senior Vice President
------------------------------       (Principal Financial Officer)
Douglas A. Scovanner

/s/ JoAnn Bogdan                     Controller
------------------------------       (Principal Accounting Officer)
JoAnn Bogdan

LIVIO D. DeSIMONE             |
ROGER A. ENRICO               |
WILLIAM W. GEORGE             |
MICHELE J. HOOPER             |
JAMES A. JOHNSON              |
RICHARD M. KOVACEVICH         |      A MAJORITY OF THE
SUSAN A. McLAUGHLIN           |      BOARD OF DIRECTORS*
ANNE M. MULCAHY               |
STEPHEN W. SANGER             |
GEORGE W. TAMKE               |
SOLOMON D. TRUJILLO           |
BOB ULRICH                    |

*James T. Hale, by signing his name hereto on the 31st day of August, 1999, does hereby sign this document on behalf of each of the above named directors of the registrant pursuant to powers of attorney duly executed by such persons.

                              /s/ James T. Hale
                              ----------------------------------
                              James T. Hale, Attorney-in-Fact


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


                                  EXHIBIT INDEX


   EXHIBIT NO.                                  DESCRIPTION                                     PAGE
   -----------                                  -----------                                     ----
      (3)A.       Restated Articles of Incorporation (as amended April 30,
                  1998). Incorporated by reference to Exhibit (3)A. to
                  Registrant's Form 10-Q Report for the quarter ended May 2,
                  1998.

      (3)B. By-laws (as amended through November 11, 1998). Incorporated by reference to Exhibit (3)(ii). to Registrant's Form 10-Q
                  Report for the quarter ended October 31, 1998.

       4.3        Dayton Hudson Corporation Long-Term Incentive Plan of 1999.
                  Incorporated by reference to Registrant's Form 10-Q Report for the quarter ended May 1, 1999.

        5         Opinion of Timothy R. Baer as to the legality of the common                     8
                  stock offered pursuant to the stock option plan referred to herein.

       23.1       Consent of Independent Auditors.                                                9

       23.2 Consent of Timothy R. Baer, is contained in his opinion filed as Exhibit 5 to this Registration Statement.

        24        Powers of Attorney.                                                             10


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